Exhibit 10.23

April 29, 2014

Re: Amendments to December 31, 2013 Employment Agreement

Dear Steve,

This letter agreement serves to confirm our agreement and understanding with respect to amendments to the Employment Agreement between you and InVivo Therapeutics Holdings Corp. (the “Company”)  dated December 31, 2013 (the “Agreement”).  Defined terms used in this agreement and not otherwise defined have the meanings given to such terms in the Agreement.

We hereby agree that the Agreement Term is extended until May 30,2014 (the “Extension Period”), provided that the Company may elect, at any time prior to the expiration of the Extension Period, to terminate the Agreement, subject to the terms of this letter agreement.  During the Extension Period, Executive will continue to serve as Interim Chief Financial Officer of the Company at the pleasure of the Board of Directors and may be removed at any time from that office during the Extension Period. The Company will, promptly following the date of this Agreement, pay to Executive the bonus under the Agreement for services through April 30.  During the Extension Period, Executive will continue to receive his regular salary and, if the Company elects to terminate the Agreement prior to the expiration of the Extension Period, the Company will continue to pay Executive’s salary and bonus through the end of the Extension Period.  If the Executive decides to end his employment prior to May 30, 2014, the Company will continue to pay Executive’s salary and bonus through his last date of employment.

Except as otherwise expressly modified by this letter agreement, the Agreement shall remain in full force and effect and is hereby confirmed and ratified in all respects, and as so amended by this letter agreement, shall be read, taken and construed as one instrument.  Except as expressly provided for in this letter agreement, nothing in this letter agreement shall be construed as a waiver of any rights or obligations of the Executive or the Company under the Agreement.

One Kendall Square, Building 1400

Floor 4, Suite B14402

Cambridge, MA 02139

(617) 863-5500

If the foregoing correctly sets forth the entire understanding and agreement between you and the Company with respect to the subject matter of this letter agreement and the Agreement, please indicate your approval by signing in the space provided for that purpose below and return an executed copy to us.

Best Regards,

/s/ Mark D. Perrin
Mark D. Perrin
Chief Executive Officer

Acknowledged and Agreed:

/s/ Steven F. McAllister
Steven F. McAllister

One Kendall Square, Building 1400

Floor 4, Suite B14402

Cambridge, MA 02139

(617) 863-5500